Exhibit 99.1
DOLLAR TREE, INC. REPORTS RESULTS FOR THE THIRD QUARTER FISCAL 2015
~ Sales increased to $4.95 billion and Same-Store Sales increased 2.1% ~
CHESAPEAKE, Va. - November 24, 2015 - Dollar Tree, Inc. (NASDAQ: DLTR), North America's leading operator of discount variety stores, today reported results for its third fiscal quarter ended October 31, 2015.
Bob Sasser, Chief Executive Officer of Dollar Tree, stated, “I am pleased with our Company’s third quarter performance. Dollar Tree delivered same-store sales of 2.1%, which represented our 31st consecutive quarter of positive same-store sales. This was against a 5.9% comp from the prior year, our strongest quarter of 2014. While not included in our comp calculation, Family Dollar delivered positive same-store sales of low to mid-single-digits, as a percent, each month during the quarter.”
Sasser added, “Our integration project is on schedule and we are on track to achieve our stated synergy goals. Today, I am even more enthusiastic about the long-term opportunity this merger provides for our customers, our suppliers, our associates, and our shareholders. As we entered the fourth quarter, both Dollar Tree and Family Dollar stores were well-stocked and prepared for the upcoming holiday season.”
Third Quarter Results
Consolidated net sales increased 136.0% to $4.95 billion from $2.10 billion in the prior year’s third quarter. The increase was the result of $2.67 billion in sales from the Family Dollar segment, and a same-store sales increase of 2.1% on a constant currency basis for the Dollar Tree segment. Same-store sales increased 5.9% in the prior-year period for the Dollar Tree segment. Adjusted for the impact of Canadian currency fluctuations, the same-store sales increase was 1.7%. The positive same-store sales were driven by increases in customer count and average ticket.
Gross profit increased by $674.7 million, or 93.0%, to $1.40 billion in the third quarter compared to $725.3 million in the prior year’s third quarter. The dollar increase was primarily driven by $627.8 million of gross profit for Family Dollar as well as higher sales at Dollar Tree. As a percent of sales, gross margin decreased to 28.3% compared to 34.6% in the prior year. The primary contributors to the decrease were the impact of the overall lower-margin product mix for the Family Dollar business, an additional $13 million of markdown expense for Family Dollar related to SKU rationalization and planned liquidations, and $38.4 million for Family Dollar related to the amortization of the stepped up inventory basis.
Selling, general and administrative expenses were 23.8% of sales compared to 24.1% of sales in the prior year's third quarter. Acquisition-related costs were $11.8 million in the third quarter of 2015 and $14.3 million in the third quarter of 2014. Excluding acquisition-related costs, selling, general and administrative expenses increased 10 basis points from the prior year’s quarter to 23.5% of sales due in large part to integration costs. Integration costs are not included in acquisition-related costs.

Net income compared to the prior year’s third quarter, including acquisition-related costs, decreased $51.1 million to $81.9 million, and diluted earnings per share decreased by 45.3% to $0.35. The Company’s EBITDA increased from $269.5 million to $391.8 million, adjusted EBITDA increased from $283.8 million to $442.0 million, adjusted cash earnings increased from $210.0 million to $313.8 million, and adjusted cash EPS increased from $1.02 to $1.33. A reconciliation of net income to EBITDA, adjusted EBITDA, adjusted cash earnings, and adjusted cash EPS is contained in the attached tables. Management believes these non-GAAP measures are relevant and useful in understanding the performance of the core business, excluding acquisition-related costs.
During the quarter, the Company opened 204 stores, expanded or relocated 63 stores and closed six stores. Additionally, as part of its re-banner initiative, the Company closed 167 Family Dollar stores and opened 143 Dollar Tree stores during the quarter. Retail selling square footage at the end of the quarter was approximately 109.6 million square feet.
First Nine Months Results
Consolidated net sales increased $4.01 billion, or 65.4%, to $10.13 billion from $6.13 billion in the first nine months of 2014. Family Dollar sales represented $3.49 billion of the increase. Same-store sales, for the Dollar Tree segment, increased 2.8% on a constant currency basis, compared to a 3.9% increase in the prior-year period. Adjusted for the impact of Canadian currency fluctuations, the same-store sales increase was 2.5%.
Gross profit increased $888.2 million, or 42.0%, to $3.00 billion from $2.12 billion in the first nine months of 2014. As a percent of sales, gross margin decreased by 490 basis points to 29.6%. The primary contributors to the decrease were $73 million of markdown expense for Family Dollar related to SKU rationalization and planned liquidations, $49.5 million for Family Dollar related to the amortization of the stepped up inventory basis and the impact of the overall lower-margin product mix for the Family Dollar business.
Selling, general and administrative expenses were 23.9% of sales compared to 23.8% of sales in the first nine months of 2014. Acquisition-related costs were $38.7 million in the first nine months of 2015 and $21.8 million in the first nine months of 2014. Excluding acquisition-related costs, selling, general and administrative expenses were 23.5% of sales, flat compared to the first nine months of the prior year.
Net income, including acquisition-related costs, decreased $339.3 million compared to the prior year's first nine months, resulting in net income of $0.24 per diluted share. The Company’s EBITDA increased from $807.0 million to $893.1 million, and adjusted EBITDA increased from $828.8 million to $981.3 million. A reconciliation of net income to EBITDA and adjusted EBITDA is contained in the attached tables.

Company Outlook
The Company estimates consolidated net sales for the fourth quarter of 2015 to range from $5.32 billion to $5.42 billion, based on a low single-digit increase in same-store sales. For the full year, the Company estimates consolidated net sales to range from $15.45 billion to $15.55 billion, based on a low single-digit increase in same-store sales. Net income and adjusted cash EPS per diluted share for the fourth quarter are estimated to be in the ranges of $213.2 million to $242.2 million and $2.32 to $2.51, respectively. A reconciliation of projected fourth quarter net income to adjusted cash EPS is contained in the attached tables.
Conference Call Information
On Tuesday, November 24, 2015, the Company will host a conference call to discuss its earnings results at 9:00 a.m. Eastern Time. The telephone number for the call is 888-211-7450. A recorded version of the call will be available until midnight Monday, November 30, 2015 and may be accessed by dialing 888-203-1112. The access code is 7654253. A webcast of the call is accessible through Dollar Tree's website, and will remain online until Monday, November 30.
Dollar Tree, a Fortune 500 Company, operated 14,038 stores across 48 states and five Canadian provinces as of October 31, 2015. Stores operate under the brands of Dollar Tree, Family Dollar, Dollar Tree Canada, and Deals. To learn more about the Company, visit www.DollarTree.com.

A WARNING ABOUT FORWARD-LOOKING STATEMENTS: Our press release contains "forward-looking statements" as that term is used in the Private Securities Litigation Reform Act of 1995. Forward-looking statements address future events, developments or results and typically use words such as believe, anticipate, expect, intend, plan, forecast, or estimate. For example, our forward-looking statements include statements regarding fourth quarter 2015 net income, EBITDA (and components thereof), adjusted EBITDA (and components thereof), cash EPS (and components thereof) and adjusted cash EPS; fourth quarter 2015 and full year 2015 net sales and same-store sales, the benefits, results, and effects of the merger, future financial and operating results, the combined company's plans, objectives, expectations (financial or otherwise) and intentions. For a discussion of the risks, uncertainties and assumptions that could affect our future events, developments or results, you should carefully review the “Risk Factors,” "Business," “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections in our Annual Report on Form 10-K filed March 13, 2015, the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and other sections in our Quarterly Report on Form 10-Q filed September 1, 2015 and other filings with the Securities and Exchange Commission. We are not obligated to release publicly any revisions to any forward- looking statements contained in this press release to reflect events or circumstances occurring after the date of this report and you should not expect us to do so.

CONTACT:    Dollar Tree, Inc.
Randy Guiler, 757-321-5284
Vice President, Investor Relations
www.DollarTree.com
DLTR-E

DOLLAR TREE, INC.
Condensed Consolidated Income Statements
(In millions, except per share data)

	13 Weeks Ended
	October 31, 2015			November 1, 2014
	(Unaudited)			(Unaudited)
	As Reported	Adjustments (a)	As Adjusted	As Reported	Adjustments (a)	As Adjusted

Net sales	$4,945.2	$—	$4,945.2	$2,095.2	$—	$2,095.2

Cost of sales	3,545.2	—	3,545.2	1,369.9	—	1,369.9

Gross profit	1,400.0	—	1,400.0	725.3	—	725.3
	28.3%	—%	28.3%	34.6%	—%	34.6%

Selling, general & administrative expenses	1,176.3	(11.8)	1,164.5	505.6	(14.3)	491.3
	23.8%	(0.2)%	23.5%	24.1%	(0.7)%	23.4%

Operating income	223.7	11.8	235.5	219.7	14.3	234.0
	4.5%	0.2%	4.8%	10.5%	0.7%	11.2%

Interest expense, net	98.4	—	98.4	9.3	(0.9)	8.4
Other expense, net	0.6	—	0.6	1.1	—	1.1

Income before income taxes	124.7	11.8	136.5	209.3	15.2	224.5
	2.5%	0.2%	2.8%	10.0%	0.7%	10.7%

Income tax expense	42.8	4.5	47.3	76.3	5.8	82.1
Income tax rate	34.3%	38.3%	34.7%	36.5%	38.3%	36.6%

Net income	$81.9	$7.3	$89.2	$133.0	$9.4	$142.4
	1.7%	0.1%	1.8%	6.3%	0.4%	6.8%

Net earnings per share:
Basic (b)	$0.35	$0.03	$0.38	$0.65	$0.04	$0.69
Weighted average number of shares	234.7	234.7	234.7	205.6	205.6	205.6

Diluted (b)	$0.35	$0.03	$0.38	$0.64	$0.05	$0.69
Weighted average number of shares	235.7	235.7	235.7	206.6	206.6	206.6

(a) The adjustments to Selling, general and administrative expenses and Interest expense, net are related to the acquisition of Family Dollar Stores, Inc. The adjustments to Interest expense, net represent the incremental costs incurred to the July 6, 2015 acquisition date and in conjunction with the repayment of pre-existing debt.

(b) The Company incurred an additional $0.14 in expenses related to the acquisition and integration of Family Dollar Stores, Inc. during the 13 weeks ended October 31, 2015. Please refer to the attached Reconciliation of Reported Income Before Income Taxes to Adjusted Earnings Per Share.

NOTE: These condensed consolidated income statements have been prepared on a basis consistent with our previously prepared income statements filed with the Securities and Exchange Commission for our prior quarter and annual periods, with the exception of the footnotes required by GAAP for completed financial statements and inclusion of certain non-GAAP adjustments and measures as described in footnote (a) above. Management believes the reporting of comparable results is important in assessing the overall performance of the business and is therefore useful for investors and prospective investors.

DOLLAR TREE, INC.
Reconciliation of Reported Net Income Before Income Taxes to Adjusted Earnings Per Share

(In millions, except per share data)

13 Weeks Ended October 31, 2015
Reported income before income taxes	$124.7
Plus: Incremental amortization of Family Dollar inventory step-up (a)	11.5
Plus: Markdowns related to sku rationalization and planned liquidations	13.0
Plus: Acquisition fees	11.8
Plus: Integration and divestiture-related costs	14.2
Adjusted income before income taxes	175.2
Income taxes (34.3%)	60.1
Adjusted net income	$115.1
Adjusted basic earnings per share	$0.49
Adjusted diluted earnings per share	$0.49

Weighted average basic shares outstanding	234.7
Weighted average diluted shares outstanding	235.7

(a) Inventory sell-through was different that anticipated in the September 8, 2015 Form 8-K disclosure.

Note: Management believes the reporting of Adjusted earnings per share is relevant and useful in understanding the performance of the core business excluding acquisition-related costs and purchase accounting required entries. With the exception of integration related costs, Management expects the effect on earnings of these adjustments to be minimal in future periods.

DOLLAR TREE, INC.
Condensed Consolidated Income Statements
(In millions, except per share data)

	39 Weeks Ended
	October 31, 2015			November 1, 2014
	(Unaudited)			(Unaudited)
	As Reported	Adjustments (a)	As Adjusted	As Reported	Adjustments (a)	As Adjusted

Net sales	$10,133.1	$—	$10,133.1	$6,126.6	$—	$6,126.6

Cost of sales	7,129.0	—	7,129.0	4,010.7	—	4,010.7

Gross profit	3,004.1	—	3,004.1	2,115.9	—	2,115.9
	29.6%	—%	29.6%	34.5%	—%	34.5%

Selling, general & administrative expenses	2,424.2	(38.7)	2,385.5	1,459.3	(21.8)	1,437.5
	23.9%	(0.4%)	23.5%	23.8%	(0.4%)	23.5%

Operating income	579.9	38.7	618.6	656.6	21.8	678.4
	5.7%	0.4%	6.1%	10.7%	0.4%	11.1%

Interest expense, net	484.6	(343.2)	141.4	25.8	(0.9)	24.9
Other (income) expense, net	(0.4)	—	(0.4)	1.2	—	1.2

Income before income taxes	95.7	381.9	477.6	629.6	22.7	652.3
	0.9%	3.8%	4.7%	10.3%	0.4%	10.6%

Income tax expense	42.3	146.1	188.4	236.9	8.7	245.6
Income tax rate	44.2%	38.3%	39.4%	37.6%	38.3%	37.6%

Net income	$53.4	$235.8	$289.2	$392.7	$14.0	$406.7
	0.5%	2.3%	2.9%	6.4%	0.2%	6.6%

Net earnings per share:
Basic	$0.24	$1.07	$1.32	$1.91	$0.06	$1.97
Weighted average number of shares	218.4	218.4	218.4	206.1	206.1	206.1

Diluted	$0.24	$1.07	$1.32	$1.90	$0.06	$1.96
Weighted average number of shares	219.4	219.4	219.4	207.0	207.0	207.0

(a) The adjustments to Selling, general and administrative expenses and Interest expense, net are related to the acquisition of Family Dollar Stores, Inc. The adjustments to Interest expense, net represent the incremental costs incurred to the July 6, 2015 acquisition date and in conjunction with the repayment of pre-existing debt.

NOTE: These condensed consolidated income statements have been prepared on a basis consistent with our previously prepared income statements filed with the Securities and Exchange Commission for our prior quarter and annual periods, with the exception of the footnotes required by GAAP for completed financial statements and inclusion of certain non-GAAP adjustments and measures as described in footnote (a) above. Management believes the reporting of comparable results is important in assessing the overall performance of the business and is therefore useful for investors and prospective investors.

DOLLAR TREE, INC.
Segment Information
(In millions, except store count)

	13 Weeks Ended						39 Weeks Ended
	October 31, 2015			November 1, 2014			October 31, 2015			November 1, 2014
	(Unaudited)			(Unaudited)			(Unaudited)			(Unaudited)
	As Reported	Adj (a)	As Adjusted	As Reported	Adj (a)	As Adjusted	As Reported	Adj (a)	As Adjusted	As Reported	Adj (a)	As Adjusted

Net sales:
Dollar Tree	$2,271.7	$—	$2,271.7	$2,095.2	$—	$2,095.2	$6,648.0	$—	$6,648.0	$6,126.6	$—	$6,126.6
Family Dollar	2,673.5	—	2,673.5	—	—	—	3,485.1	—	3,485.1	—	—	—
Total net sales	$4,945.2	$—	$4,945.2	$2,095.2	$—	$2,095.2	$10,133.1	$—	$10,133.1	$6,126.6	$—	$6,126.6

Gross profit:
Dollar Tree	$772.2	$—	$772.2	$725.3	$—	$725.3	$2,270.4	$—	$2,270.4	$2,115.9	$—	$2,115.9
Family Dollar	627.8	—	627.8	—	—	—	733.7	—	733.7	—	—	—
Total gross profit	$1,400.0	$—	$1,400.0	$725.3	$—	$725.3	$3,004.1	$—	$3,004.1	$2,115.9	$—	$2,115.9

Operating income (loss):
Dollar Tree	$224.8	$11.8	$236.6	$219.7	$14.3	$234.0	$676.0	$38.7	$714.7	$656.6	$21.8	$678.4
Family Dollar	(1.1)	—	(1.1)	—	—	—	(96.1)	1.2	(94.9)	—	—	—
Total operating income	$223.7	$11.8	$235.5	$219.7	$14.3	$234.0	$579.9	$39.9	$619.8	$656.6	$21.8	$678.4

	13 Weeks Ended						39 Weeks Ended
	October 31,			November 1,			October 31,			November 1,
	2015			2014			2015			2014
	Dollar Tree	Family Dollar	Total	Dollar Tree	Family Dollar	Total	Dollar Tree	Family Dollar	Total	Dollar Tree	Family Dollar	Total
Store Count:
Beginning	5,583	8,281	13,864	5,166	—	5,166	5,367	8,284	13,651	4,992	—	4,992
New	118	86	204	117	—	117	337	101	438	301	—	301
Rebanner (b)	143	(167)	(24)	—	—	—	147	(185)	(38)	—	—	—
Closings	(3)	(3)	(6)	(1)	—	(1)	(10)	(3)	(13)	(11)	—	(11)
Ending	5,841	8,197	14,038	5,282	—	5,282	5,841	8,197	14,038	5,282	—	5,282
Selling Square Footage (in millions)	50.3	59.3	109.6	45.8	—	45.8	50.3	59.3	109.6	45.8	—	45.8
Growth Rate (Square Footage)	9.8%	100.0%	139.3%	6.8%	—%	6.8%	9.8%	100.0%	139.3%	6.8%	—%	6.8%

(a) The adjustments to Selling, general and administrative expenses are related to the acquisition of Family Dollar Stores, Inc.
(b) Rebanner represent stores being converted from the Family Dollar segment to the Dollar Tree segment. The Family Dollar segment shows the store as a reduction in store count when it ceases operations and the Dollar Tree segment shows it as an increase in store count upon reopening.

NOTE: These condensed consolidated income statements have been prepared on a basis consistent with our previously prepared income statements filed with the Securities and Exchange Commission for our prior quarter and annual periods, with the exception of the footnotes required by GAAP for completed financial statements and inclusion of certain non-GAAP adjustments and measures as described in footnote (a) above. Management believes the reporting of comparable results is important in assessing the overall performance of the business and is therefore useful for investors and prospective investors. The results of Family Dollar's operations are included from the July 6, 2015 acquisition date.

DOLLAR TREE, INC.
Condensed Consolidated Balance Sheets
(In millions)
(Unaudited)

	October 31,	January 31,	November 1,
	2015	2015	2014

Cash and cash equivalents	$1,106.9	$864.1	$407.6
Short-term investments	4.0	—	—
Merchandise inventories, net	3,185.3	1,035.7	1,304.9
Current deferred tax assets, net	96.6	28.3	22.1
Other current assets	235.2	66.5	61.5
Total current assets	4,628.0	1,994.6	1,796.1

Property, plant and equipment, net	3,141.0	1,210.5	1,193.4
Assets available for sale	10.1	—	—
Goodwill	5,024.1	164.6	168.7
Deferred tax assets, net	19.2	30.6	52.9
Favorable lease rights, net	595.0	0.9	—
Other intangible assets, net	3,106.1	1.2	1.8
Other assets, net	175.5	90.3	154.8

Total assets	$16,699.0	$3,492.7	$3,367.7

Current portion of long-term debt	$95.5	$—	$—
Accounts payable	1,259.3	433.6	545.0
Other current liabilities	785.3	385.3	307.2
Income taxes payable	21.1	42.7	14.3
Total current liabilities	2,161.2	861.6	866.5

Long-term debt, net	8,248.0	682.7	757.0
Unfavorable lease rights, net	155.5	—	—
Deferred tax liabilities, net	1,634.7	—	—
Other liabilities	357.4	163.4	159.1

Total liabilities	12,556.8	1,707.7	1,782.6

Shareholders' equity	4,142.2	1,785.0	1,585.1

Total liabilities and shareholders' equity	$16,699.0	$3,492.7	$3,367.7

The January 31, 2015 information was derived from the audited consolidated financial statements as of that date.

DOLLAR TREE, INC.
Condensed Consolidated Statements of Cash Flows
(In millions)
(Unaudited)

	39 Weeks Ended
	October 31,	November 1,
	2015	2014

Cash flows from operating activities:
Net income	$53.4	$392.7
Adjustments to reconcile net income to net cash provided by
(used in) operating activities:
Depreciation and amortization	312.5	151.5
Provision for deferred taxes	(67.4)	(32.2)
Other non-cash adjustments to net income	57.0	33.8
Changes in operating assets and liabilities	(406.0)	(157.3)
Total adjustments	(103.9)	(4.2)
Net cash provided by (used in) operating activities	(50.5)	388.5

Cash flows from investing activities:
Capital expenditures	(336.5)	(254.4)
Acquisition of Family Dollar, net of cash and common stock acquired	(6,527.7)	—
Purchase of restricted investments	(12.0)	(6.8)
Proceeds from sale of restricted investments	—	15.8
Proceeds from (payments for) fixed asset disposition	(0.4)	1.7
Foreign currency loss	—	(0.1)
Net cash used in investing activities	(6,876.6)	(243.8)

Cash flows from financing activities:
Principal payments for long-term debt	(956.0)	(12.8)
Proceeds from long-term debt	8,200.0	—
Debt issuance costs	(90.0)	—
Proceeds from stock issued pursuant to stock-based
compensation plans	6.2	4.4
Tax benefit of exercises/vesting of stock-based compensation	10.2	3.6
Net cash provided by (used in) financing activities	7,170.4	(4.8)
Effect of exchange rate changes on cash and cash equivalents	(0.5)	—
Net increase in cash and cash equivalents	242.8	139.9
Cash and cash equivalents at beginning of period	864.1	267.7
Cash and cash equivalents at end of period	$1,106.9	$407.6

DOLLAR TREE, INC.
Reconciliation of Net Income to Adjusted EBITDA
(In millions, except per share data)

The following table sets forth a reconciliation of Net income to Adjusted EBITDA for the 13 and 39 weeks ended October 31, 2015 and November 1, 2014:

	13 Weeks Ended		39 Weeks Ended
	October 31, 2015	November 1, 2014	October 31, 2015	November 1, 2014

Net income	$81.9	$133.0	$53.4	$392.7

Income tax expense	42.8	76.3	42.3	236.9

Interest expense, net	98.4	9.3	484.6	25.8

Depreciation/amortization	168.7	50.9	312.8	151.6

EBITDA	391.8	269.5	893.1	807.0

Inventory step-up amortization	38.4	—	49.5	—

Acquisition-related costs	11.8	14.3	38.7	21.8

Adjusted EBITDA	$442.0	$283.8	$981.3	$828.8

Note: Management believes the reporting of EBITDA and Adjusted EBITDA are relevant and useful in understanding the performance of the core business excluding acquisition-related costs.

DOLLAR TREE, INC.
Calculation of Adjusted Cash Earnings
(In millions, except per share data)

The following table sets forth a calculation of Adjusted cash earnings for the 13 weeks ended October 31, 2015 and November 1, 2014:

	13 Weeks Ended
	October 31, 2015	November 1, 2014

Adjusted EBITDA	$442.0	$283.8

Stock-based compensation	10.5	7.1

Cash paid for interest, net	(134.7)	(0.3)

Cash paid for taxes	(4.0)	(80.6)

Adjusted cash earnings	$313.8	$210.0

Weighted average number of shares - diluted	235.7	206.6

Adjusted cash earnings per share	$1.33	$1.02

Note: Management believes the reporting of Adjusted EBITDA, Adjusted cash earnings and Adjusted cash earnings per share are relevant and useful in understanding the performance of the core business excluding acquisition-related costs.

DOLLAR TREE, INC.
Reconciliation of Net Income to Adjusted EBITDA and Adjusted Cash Earnings Per Share
(In millions)

The following table sets forth reconciliations of Net income to Adjusted EBITDA and Adjusted cash earnings per share guidance as presented for the 13 weeks ended January 30, 2016 and as reported for the 13 weeks ended January 31, 2015.

	13 Weeks Ended
	January 30, 2016 - Guidance		January 31, 2015
	Low	High	As Reported

Net income	$213.2	$242.2	$206.6

Income tax expense	128.3	144.9	118.1

Interest expense, net	98.4	98.4	54.3

Depreciation/amortization	169.7	169.7	54.4

EBITDA	609.6	655.2	433.4

Inventory step-up amortization	10.8	10.8	—

Acquisition-related costs	—	—	6.7

Adjusted EBITDA	620.4	666.0	440.1

Stock-based compensation	9.6	9.6	6.4

Cash paid for interest, net	(41.2)	(41.2)	(16.7)

Cash paid for taxes	(42.0)	(42.0)	(74.2)

Adjusted cash earnings	$546.9	$592.5	$355.6

Weighted average number of shares - diluted	235.8	235.8	206.8

Adjusted cash earnings per share	$2.32	$2.51	$1.72

Note: Management believes the reporting of EBITDA, Adjusted EBITDA, Adjusted cash earnings and Adjusted cash earnings per share are relevant and useful in understanding the performance of the core business excluding acquisition-related costs.